Exhibit 16


December 10, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated December 10, 1999, of Ruby Tuesday, Inc. and are in agreement with the statements contained in Item 4(a)(i), (ii),
(iv) and (v) on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                              Very truly yours,


                                              /s/ Ernst & Young LLP